Exhibit 5.1

May 21, 2026

Azitra, Inc.

21 Business Park Drive

Branford, CT 06405

Ladies and Gentlemen:

We have acted as counsel for Azitra, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale, on a delayed or continuous basis, by the selling stockholders named in the Registration Statement under the caption “Selling Stockholders” (the “Selling Stockholders”) of up to an aggregate of 255,699,381 shares (the “Resale Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) 85,223,129 shares of Common Stock issuable upon either (x) the conversion of 10,485 shares of our Series A Convertible Non-Redeemable Preferred Stock (the “Series A Preferred Stock”) into shares of Common Stock (the “Series A Conversion Shares”) or (y) the exercise of prefunded-warrants (the “Series A Preferred Pre-Funded Warrants”), issued upon conversion of the Series A Preferred Stock in lieu of the Series A Conversion Shares, to purchase up to 85,223,129 shares of Common Stock (the “Series A Preferred Pre-Funded Warrant Shares”, and together with the Series A Conversion Shares, the “Conversion Shares”); (ii) 85,223,126 shares of Common Stock issuable upon either (x) the exercise of Series B Common Stock Purchase Warrants (the “Series B Warrants,” and such shares issuable upon exercise of the Series B Warrants, the “Series B Warrant Shares”) or (y) the exercise of prefunded-warrants (the “Series B Pre-Funded Warrants”), issued upon exercise of the Series B Warrants in lieu of the Series B Warrant Shares, to purchase up to 85,223,126 shares of Common Stock (the “Series B Pre-Funded Warrant Shares, and together with the Series B Warrant Shares, the “Series B Exercise Shares”); and (iii) 85,223,126 shares of Common Stock issuable upon either (x) the exercise of Series C Common Stock Purchase Warrants (the “Series C Warrants,” and such shares issuable upon exercise of the Series C Warrants, the “Series C Warrant Shares”) or (y) the exercise of prefunded-warrants (the “Series C Pre-Funded Warrants”), issued upon exercise of the Series C Warrants in lieu of the Series C Warrant Shares, to purchase up to 85,223,126 shares of Common Stock (the “Series C Pre-Funded Warrant Shares”, and together with the Series C Warrant Shares, the “Series C Exercise Shares”). The Series B Warrants and the Series C Warrants are collectively referred to as the “Warrants” and the Series B Warrant Shares, the Series C Warrant Shares, Series B Pre-Funded Warrant Shares and Series C Pre-Funded Warrant Shares are collectively referred to as the “Warrant Shares”.

Capitalized terms used herein that are not defined shall have the meanings ascribed to such terms in the Securities Purchase Agreement between the Company and the purchasers named therein, dated March 18, 2026.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Transaction Documents, the Company’s certificate of incorporation (as amended and/or restated to date) and the Company’s bylaws (as amended and/or restated to date), each as currently in effect, a certificate of good standing issued by the Delaware Secretary of State as of a recent date, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates, and other documents submitted to us; (ii) the legal capacity, competency, and authority of all individuals executing documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates, and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates, and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic, or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution, and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers, and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof.

We have further assumed that the appropriate action will be taken, prior to the offer and sale of the Resale Shares by the Selling Stockholders, to register and qualify the Resale Shares for sale under all applicable state securities or “blue sky” laws.

The Series A Preferred Stock is not convertible into the Conversion Shares in accordance with the Certificate of Incorporation and the Warrants are not exercisable in accordance with their terms until such time as the Company has filed an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”) following receipt of stockholder approval of (i) an increase in the number of authorized shares of the Company’s Common Stock and (ii) the issuance of the Conversion Shares and Warrant Shares in accordance with the listing rules of the NYSE American LLC (the “Stockholder Approval”).

Based upon and subject to the foregoing, including receipt of Stockholder Approval and the filing of a Certificate of Amendment, we are of the opinion that (i) the Conversion Shares will be duly authorized for issuance and, when issued and delivered upon conversion of the Series A Preferred Stock in accordance with the Certificate of Incorporation, will be validly issued, fully paid and nonassessable and (ii) the Warrant Shares will be duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Series B Warrants, the Series C Warrants, the Series B Pre-Funded Warrants and the Series C Pre-Funded Warrants, as applicable, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to being named under the caption “Legal Matters” contained therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP